EXHIBIT 11
                                                                      ----------


                                  DSL.NET, INC.

        Statement Re: Computation of Basic and Diluted Net Loss Per Share

                                   (Unaudited)





                                                     THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                           JUNE 30,                          JUNE 30,
                                                           --------                          --------
                                                   2000              1999              2000             1999
                                                   ----              ----              ----             ----
Loss applicable to common stock                $(27,286,633)     $(16,808,633)     $(45,624,917)     $(18,495,247)
                                               ============      ============      ============      ============


Basic and diluted:
Weighted average shares of common stock
    outstanding                                  65,317,648        14,811,614        62,807,064        15,800,636
Less:  Weighted average shares subject to
    repurchase                                   (4,060,499)       (7,937,338)       (4,331,264)      (10,712,256)
                                               ------------      ------------      ------------      ------------
 Weighted average shares used in computing
    basic and diluted net loss per share         61,257,149         6,874,276        58,475,800         5,088,380
                                               ============      ============      ============      ============

Basic and diluted net loss per share           $      (0.45)     $      (2.45)     $      (0.78)     $      (3.63)
                                               ============      ============      ============      ============




THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2000 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.